Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-265970 on Form S-3 and Registration Statement No. 333-257482 on Form S-8 of our report dated March 24, 2023, relating to the financial statements of ATAI Life Sciences N.V., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Morristown, New Jersey

March 24, 2023